QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated April 28, 2005 (except for Note 17, as to which the date is June 30, 2005) relating to the financial statements of Hittite Microwave Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 21, 2005

QuickLinks

  Exhibit 23.1